Exhibit 3.3.3

AMENDMENT NO. 3
TO
THE FIRST AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
LONGEVERON LLC

WHEREAS, Longeveron LLC, a Delaware limited liability company (the “Company”), has heretofore been formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act;

WHEREAS, the Company and its Members have entered into that certain First Amended and Restated Limited Liability Company Agreement, effective as of December 31, 2014, as amended by the Prior Amendments (as defined below), Amendment No. 1 to the Limited Liability Company Agreement (the “First Amendment”), effective as of July 18, 2017 and Amendment No. 2 to Limited Liability Company Agreement (the “Second Amendment”) effective as of October 5, 2017 (collectively, as amended, the “Operating Agreement”);

WHEREAS, pursuant to Section 4.06(d)(iv) and Section 16.09 of the Operating Agreement, the undersigned Members of the Company, including the Founder and the Sponsor, desire to amend the Operating Agreement to authorize an additional 103,333 Series C Units so that the total number of authorized Series C Units is 434,736; and

WHEREAS, pursuant to Section 16.09 of the Operating Agreement, the Founder and the Sponsor desire to further amend the Operating Agreement as provided herein.

NOW, THEREFORE, this Amendment No. 3 to the Limited Liability Company Operating Agreement of Longeveron, LLC (“Amendment”) is hereby adopted as of the 23rd day of October, 2017 (the “Amendment Effective Date”), as follows:

1. Further Amendments to the Operating Agreement.

(i) The fourth sentence of Section 3.02 of the Operating Agreement is hereby amended and restated its entirety to read as follows:

“The Company shall have the authority, subject to compliance with the terms hereof, to issue up to 434,736 Series C Units, provided that 200,000 of such Series C Units shall be reserved for issuance under the Incentive Plan.”

(ii) The Members Schedule is hereby amended and restated in its entirety as set forth on Schedule A attached hereto and incorporated herein by reference.

2. Operating Agreement. Except as otherwise provided herein, all of the provisions of the Operating Agreement shall remain in full force and effect.

3. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and all other parties to the Operating Agreement and their respective successors and assigns.

4. Governing Law. This Amendment shall be governed by, and interpreted in accordance with the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

5. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

6. Counterparts; Defined Terms. This Amendment may be executed in one or more counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Amendment. Capitalized terms not otherwise defined herein shall have the meaning assigned thereto in the Operating Agreement.

[Remainder of Page Intentionally Left Blank]
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the Amendment Effective Date.

The Company:

LONGEVERON LLC

By:	/s/ Joshua M. Hare, M.D.
Name:	Joshua M. Hare, M.D.
Title:	Chairman of the Board

The Members:

DS MED, LLC

By:	/s/ Donald Soffer
Name:	Donald Soffer
Title:	Manager

Joshua M. Hare, M.D.

By:	/s/ Joshua M. Hare
Joshua M. Hare, M.D.

The Board:

/s/ Joshua M. Hare
Joshua M. Hare, M.D.

/s/ Donald M. Soffer
Donald M. Soffer

/s/ Neil E. Hare
Neil E. Hare

SCHEDULE A

MEMBERS SCHEDULE
(AS OF OCTOBER 15, 2018)

[intentionally deleted- confidential material]

EXHIBIT B

Joinder

JOINDER AGREEMENT

This Joinder Agreement is made and entered into as of the _____ day of _____________, 20__, by and between LONGEVERON LLC (“Longeveron”) and __________________ (the “Investor”).

Admission. Investor is hereby admitted as a Member of Longeveron and shall have all the rights and be subject to all the obligations of a Member under the Longeveron LLC First Amended and Restated Limited Liability Company Agreement effective as of December 31, 2014, as amended by Amendment No. 1 effective as of July 18, 2017, Amendment No. 2 effective as of October 5, 2017, and as further amended from time to time (the “Operating Agreement”).

Agreement to Be Bound By Operating Agreement. Investor acknowledges receipt of a copy of the Operating Agreement and by execution hereof agrees to become a party to and be bound by all the terms and conditions of the Operating Agreement as a Member.

Counterparts. This Joinder Agreement may be executed in multiple counterparts.

Intending to be legally bound hereby, the parties hereto have caused this Joinder Agreement to be executed as of the date first written above by a duly authorized person.

LONGEVERON LLC

By:
Name:
Title:

INVESTOR:

By:
Name:
Title:

Joinder

JOINDER AGREEMENT

This Joinder Agreement is made and entered into as of the 21st day of October, 2017, by and between LONGEVERON LLC (“Longeveron”) and EB Pharm LLC (the “Investor”).

Admission. Investor is hereby admitted as a Member of Longeveron and shall have all the rights and be subject to all the obligations of a Member under the Longeveron LLC First Amended and Restated Limited Liability Company Agreement effective as of December 31, 2014, as amended by Amendment No. 1 effective as of July 18, 2017, Amendment No. 2 effective as of October 5, 2017, and as further amended from time to time (the “Operating Agreement”).

Agreement to Be Bound By Operating Agreement. Investor acknowledges receipt of a copy of the Operating Agreement and by execution hereof agrees to become a party to and be bound by all the terms and conditions of the Operating Agreement as a Member.

Counterparts. This Joinder Agreement may be executed in multiple counterparts.

Intending to be legally bound hereby, the parties hereto have caused this Joinder Agreement to be executed as of the date first written above by a duly authorized person.

LONGEVERON LLC

By:	/s/ Joshua Hare
Name:	Joshua Hare
Title:	Manager

INVESTOR: EB PHARM LLC

By:	/s/ Erin Borger
Name:	Erin Borger
Title:	Owner

JOINDER AGREEMENT

This Joinder Agreement is made and entered into effective as of the 2nd day of January, 2018, by and between LONGEVERON LLC (“Longeveron”) and GLOBAL VISION COMMUNICATIONS, LLC (the “Investor”).

Admission. Investor is hereby admitted as a Member of Longeveron and shall have all the rights and be subject to all the obligations of a Member under the Longeveron LLC First Amended and Restated Limited Liability Company Agreement originally dated December 31, 2014, as amended by Amendment No. 1 to the Limited Liability Company Agreement dated July 18, 2017, Amendment No. 2 to the Limited Liability Company Agreement effective as of October 5, 2017, and Amendment No. 3 to the Limited Liability Company Agreement effective as of October 23, 2017, as further amended from time to 1ime (the “Operating Agreement”).

Agreement to Be Bound By Operating Agreement. Investor acknowledges receipt of a copy of the Operating Agreement and by execution hereof agrees to become a party to and be bound by all the terms and conditions of the Operating Agreement as a Member.

Issuance. Investor acknowledges that the issuance of 167 Series C Units to Investor in connection herewith satisfies all outstanding obligations of Longeveron to issue Units or Unit Equivalents (both as defined in the Operating Agreement) to Investor.

Counterparts. This Joinder Agreement may be executed in multiple counterparts.

Intending to be legally bound hereby, the parties hereto have caused this Joinder Agreement to be executed as of the date first written above by a duly authorized person.

LONGEVERON LLC

By:	/s/ Suzanne L. Page
Name:	Suzanne L. Page, JD
Title:	Chief Operating Officer

INVESTOR:

Global Visions Communications, LLC

By:	/s/ Neil E. Hare
Name:	Neil E. Hare
Title:	President

JOINDER AGREEMENT

This Joinder Agreement is made and entered into effective as of the 15th day of November, 2017, by and between LONGEVERON LLC (“Longeveron”) and OPTIMAL NETWORKS, INC. (the “Investor”).

Admission. Investor is hereby admitted as a Member of Longeveron and shall have all the rights and be subject to all the obligations of a Member under the Longeveron LLC First Amended and Restated Limited Liability Company Agreement originally dated December 31, 2014, as amended by Amendment No. 1 to the Limited Liability Company Agreement dated July 18, 2017, Amendment No. 2 to the Limited Liability Company Agreement effective as of October 5, 2017, and Amendment No. 3 to the Limited Liability Company Agreement effective as of October 23, 2017, as further amended from time to time (the “Operating Agreement”).

Agreement to Be Bound By Operating Agreement. Investor acknowledges receipt of a copy of the Operating Agreement and by execution hereof agrees to become a party to and be bound by all the terms and conditions of the Operating Agreement as a Member.

Issuance. Investor acknowledges that the issuance of 1,901 Series C Units to Investor in connection herewith satisfies all outstanding obligations of Longeveron to issue Units or Unit Equivalents (both as defined in the Operating Agreement) to Investor, subject to terms of the Overall Agreement between Optimal Networks, Inc. and Longeveron, LLC effective April 11, 2015.

Counterparts. This Joinder Agreement may be executed in multiple counterparts.

Intending to be legally bound hereby, the parties hereto have caused this Joinder Agreement to be executed as of the date first written above by a duly authorized person.

LONGEVERON LLC

By:	/s/ Dr. Joshua M. Hare
Name:	Dr. Joshua M. Hare
Title:	Co-Founder / Chief Scientific Officer

INVESTOR:

Optimal Networks, Inc.

By:	/s/ Heinan Landa
Name:	Heinan Landa
Title:	CEO

JOINDER AGREEMENT

This Joinder Agreement is made and entered into effective as of the 21st_ day of December, 2017, by and between LONGEVERON LLC (“Longeveron”) and UNIVERSITY OF MIAMI (the “Investor”).

Admission. Investor is hereby admitted as a Member of Longeveron and shall have all the rights and be subject to all the obligations of a Member under the Longeveron LLC First Amended and Restated Limited Liability Company Agreement originally dated December 31, 2014, as amended by Amendment No. 1 to the Limited Liability Company Agreement dated July 18, 2017, as further amended from time to time (the “Operating Agreement”).

Agreement to Be Bound By Operating Agreement. Investor acknowledges receipt of a copy of the Operating Agreement and by execution hereof agrees to become a party to and be bound by all the terms and conditions of the Operating Agreement as a Member.

Issuance. Investor acknowledges that the 20,000 Series C Units being issued to Investor in connection herewith satisfy all outstanding obligations of Longeveron to Investor as of the date hereof; however, future issuances may become issuable to Investor under the terms of that certain License Agreement dated November 20, 2014, by and between Longeveron and Investor.

Counterparts. This Joinder Agreement may be executed in multiple counterparts.

Intending to be legally bound hereby, the parties hereto have caused this Joinder Agreement to be executed as of the date first written above by a duly authorized person.

LONGEVERON LLC

By:	/s/ Joshua M. Hare
Name:	Dr. Joshua M. Hare
Title:	Co-Founder/Chief Scientific Officer

INVESTOR:

By:	/s/ Norma Sue Kenyen
Name:	Norma Sue Kenyen
Title:	Vice Provost for Innovation